EXHIBIT 3.3

      BYLAWS OF SOVEREIGN REAL ESTATE INVESTMENT TRUST

                ARTICLE I - NAME AND OFFICES

          Section 1. Name. The name of this Delaware business trust shall be SOVEREIGN REAL ESTATE INVESTMENT TRUST unless and until changed by amendment of the Declaration of Trust.

          Section 2. Registered Office. The registered office of this Trust shall be c/o Entity Services (Delaware) Inc., 103 Foulk Road, Suite 200, Wilmington, DE 19803, or at such place within Delaware as may be fixed from time to time in accordance with law.

          Section 3. Places of Business and Other Offices. The Trust may conduct its business at such places and may establish other offices at such places as the Trustees may determine from time to time.

         ARTICLE II - SHARES OF BENEFICIAL INTEREST

          Section 1. Share Certificates. Share certificates, in such form as the Trustees may adopt from time to time in accordance with any form prescribed by law, shall be issued by the Trust to the holders of shares in the Trust. No new share certificate or certificates for shares previously issued shall be issued to any shareholder until an old certificate or certificates for an equal aggregate number of shares shall have been surrendered, properly endorsed or accompanied by a properly executed instrument of transfer.

          Section 2. Transfer of Shares. Transfer of shares shall be made only on the books of the Trust and then only upon surrender of the certificates therefor properly endorsed or accompanied by a properly executed instrument of transfer.

          Section 3. Loss or Destruction of Share Certificate. In case of the alleged loss or destruction of any share certificate, no new share certificate shall be issued in lieu thereof except upon the production of proof of such loss or destruction satisfactory to the Trustees and upon the giving of such security, if any, by bond or otherwise, with or without surety, protecting the Trust against loss, as the Trustees may require. Every duplicate certificate shall be plainly marked as such upon its face.

                 ARTICLE III - SHAREHOLDERS

          Section 1. Shareholders. Only those persons shall be deemed shareholders who appear as such on the books of the Trust, and the Trust may treat as a shareholder any person who appears as such on the books of the Trust, provided, however, that any person holding a proxy in accordance with Section 9 below shall be entitled to vote pursuant to the terms of such proxy. The Trustees may fix a time not more than fifty days prior to the date for any meeting of shareholders, or the date fixed for the payment of any dividend or distribution, or the date for the allotment of rights, or the date when any change, conversion, or exchange of shares will be made or go into effect, as a record date for the determination of the shareholders entitled to notice of and to vote at any such meeting, or entitled to receive payment of any such dividend or distribution, or to receive any such allotment of rights, or to exercise the rights in respect to any such change, conversion, or exchange of shares, and in such case only shareholders who appear as shareholders of record on the day so fixed shall be deemed shareholders for the aforesaid purposes, notwithstanding any transfer of shares on the books of the Trust after any record date fixed as aforesaid.

          Section 2. Annual Meeting. An annual meeting of the holders of the Common Shares of the Trust shall be held each year at such place and time as designated by the Board of Trustees. At such time, such shareholders shall elect Trustees and may transact such business as may be done in accordance with law, the Declaration of Trust of the Trust, and these bylaws.

          Section 3. Special Meetings. A special meeting of the holders of the Common Shares of the Trust may be called at any time by the Trustees, or the holders of not less than one-third of the Common Shares outstanding and entitled to vote at the particular meeting, for such purpose or purposes as may be specified in the call of said meeting. At any time, upon written request of any person entitled to call a special meeting, it shall be the duty of the Secretary to call a special meeting of the holders of the Common Shares of the Trust, to be held at such time as is specified in the request, not less than three days after the receipt of the request. If the Secretary shall neglect or refuse to issue such call, the person or persons making the request may do so.

          Section 4 Place for Meetings. Meetings of shareholders as authorized in this Article III shall be held at the registered office of the Trust or at such other place as the Trustees may fix from time to time.

          Section 5 Notice of Meetings. Unless otherwise provided by law, written notice of the time and place of each annual shareholders' meeting and of the time, place and purpose of each special shareholders' meeting shall be given to every shareholder of record entitled to vote at the meeting at least two days prior to the date fixed for said meeting; when a meeting is adjourned, it shall not be necessary to give any notice of the adjourned meeting or of the business to be transacted at an adjourned meeting, other than by announcement at the meeting at which such adjournment is taken. Notice of all annual meetings of shareholders shall be given by the Secretary. Notice of special meetings of shareholders may be given by the person or persons calling the meeting or shall be given by the Secretary at the request of such person or persons. If the Trust has any shares outstanding that are not entitled to vote at a particular meeting, no notice of such meeting need be given to the holders of such shares.

          Section 6. Presiding Officers. The President of the Trust shall preside at all meetings of the shareholders and the Secretary of the Trust shall record the minutes of all such meetings.

          Section 7. Quorum. A duly called meeting of shareholders shall not be organized for the transaction of business unless a quorum is present, but the shareholders present at a duly organized meeting can continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum. A quorum shall consist of the presence, in person or by proxy, of the holders of a majority of the outstanding shares entitled to vote at the meeting.

          If a meeting cannot be organized because a quorum is not present, those present may adjourn the meeting to such time and place as they may determine. If a meeting for the election of Trustees has been adjourned, the shareholders present at the adjourned meeting shall constitute a quorum for the election of Trustees though less than a quorum as hereinbefore defined.

          Section 8. Voting. At every shareholders' meeting, each holder of record of Common Shares shall be entitled to cast one vote, in person or by proxy, for each Common Share entitled to vote held in his name, unless otherwise provided by the Declaration of Trust. Every proxy shall be executed in writing and shall be filed with the Secretary of the Trust prior to the exercise thereof.

          Section 9. Informal Action. Any action required to be taken at a meeting of the shareholders of this Trust may be taken without a meeting, if a consent in writing setting forth the action so taken shall be signed by all of the shareholders who would be entitled to vote at a meeting for such purpose and shall be filed with the Secretary of the Trust.

          Section 10. Form of Voting. Voting at elections of Trustees shall be by ballot unless there be no contest for the position or positions to be filled.

                    ARTICLE IV - TRUSTEES

          Section 1. Regular Meetings. Regular meetings of the Trustees for the transaction of such business as may be done in accordance with law, the Declaration of Trust of the Trust, and these bylaws shall be held at such times as the Trustees may fix from time to time. A regular meeting of the Trustees shall be held immediately after the close of each annual meeting of the shareholders.

          Section 2. Special Meetings. Special meetings of the Trustees may be called by the President or a majority of the Trustees and shall be held at such time and for such purpose as may be specified in the call for said meeting.

          Section 3. Place for Meetings. All meetings of the Trustees shall be held at such place, either within or outside of Delaware, as a majority of the Trustees may appoint from time to time.

          Section 4. Notice of Meetings. Except as hereinafter required, no notice of the time, place, or purposes of regular meetings of the Trustees shall be necessary. Written notice of the first regular meeting of Trustees following any change in the time or place of regular meetings, stating the time and place for such meeting, and written notice of all special meetings of the Trustees stating the time, place, and purpose of the meeting shall be given to each Trustee at least one day prior to the day fixed for such meeting; when a meeting is adjourned, it shall not be necessary to give any notice of the adjourned meeting, or of the business to be transacted at an adjourned meeting, other than by announcement at the meeting at which such adjournment is taken. Notice of regular meetings of the Trustees, when required, shall be given by the secretary. Notice of special meetings may be given by the person or persons calling the meeting or shall be given by the Secretary at the request of such person or persons.

          Section 5. Quorum. A majority of the Trustees in office shall be necessary to constitute a quorum for the transaction of business and the acts of a majority of the Trustees present at a meeting at which a quorum is present shall be the acts of the Trustees; provided, however, that if all the Trustees shall severally or collectively consent in writing to any action to be taken by the Trust, such action shall be as valid corporate action as though it had been authorized at a meeting of the Trustees.

                 ARTICLE V - OFFICERS AND AGENTS

          Section 1. Election, Appointment and Qualification. The Trustees shall annually at the first meeting after the annual shareholders' meeting for the election of Trustees elect a President, a Secretary, and a Treasurer, and may elect one or more Vice-Presidents, Assistant Secretaries and one or more Assistant Treasurers, to serve until the next annual election of officers and until their successors are elected and qualified unless removed prior thereto in accordance with law, and may from time to time appoint such agents and elect such other assistant officers as the Board may deem advisable. Officers need not be Trustees or shareholders, and a single individual may hold more than one office. A vacancy in any mandatory office shall be filled by the Trustees who shall, at their next regular or special meeting, elect a successor to serve the unexpired term.

          Section 2. Removal. Any officer, assistant officer, or agent may be removed by the Trustees whenever in their judgment the best interest of the Trust will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

          Section 3. Duties of President. The President shall be the chief executive officer of the Trust. He shall make a report on the affairs of the Trust at each meeting of the shareholders and Trustees and shall preside at all meetings of the shareholders and Trustees and shall see that all orders and resolutions of the shareholders and Trustees are carried into effect, subject, however, to the right of shareholders or the Trustees to delegate to any other person any specific delegable powers.
He shall execute in the name of the Trust all deeds, bonds, mortgages, share certificates, written contracts, and other documents, except in cases where the execution thereof shall be expressly delegated by the Trustees or these bylaws to some other person. He shall be ex-officio a member of all committees and shall perform such other duties as are usually incident to his office or may be required by the Trustees.

          Section 4. Duties of Vice-President. In the case of the absence or disability of the president, the Vice-President, if any, shall perform the duties of the President and shall also perform such other duties as may be required by the Trustees.

          Section 5. Duties of Secretary. The Secretary shall issue notices of Trustees' and shareholders' meetings as hereinbefore set forth, shall attend and keep the minutes of the same in suitable minute books, shall have custody of all corporate books, records, and papers the custody of which is not otherwise provided for by the Trustees, shall attest the signing of all instruments when so required by the President or these bylaws, shall sign all share certificates, shall act as transfer agent for shares of the Trust, shall do such other things as may be required by law, and shall perform such other duties as are usually incident to his office or as may be required by the Trustees.

          Section 6. Duties of Assistant Secretary. In case of the absence or disability of the Secretary, the Assistant Secretaries, if any, shall perform the secretary's duties in the order designated at the time of their election. The Assistant Secretaries shall also perform all such other duties as may be required by the Trustees.

          Section 7. Duties of Treasurer. The Treasurer shall have custody of all funds and valuables of the Trust and shall give such bond, if any, with or without sureties, as the Trustees may require, conditioned upon the faithful performance of the duties of his office. He shall receive the funds of the Trust and, except as otherwise provided by the Trustees, shall make disbursements therefrom, taking proper vouchers therefor, and shall keep regular books of account showing receipts and disbursements and shall submit them, together with his vouchers, receipts, and other papers, to the Trustees for their examination and approval as often as the Trustees may require. He shall deposit in the name of the Trust all moneys and valuables of the Trust coming into his hands with a depository or depositories to be designated by the Trustees. He shall also perform such other duties as are incident to his office or as may be required by the Trustees.

          Section 8. Duties of Assistant Treasurer. In case of the absence or disability of the Treasurer, the Assistant treasurers, if any, shall perform the Treasurer's duties. The Assistant Treasurers shall also perform such other duties as may be required of them by the Trustees.

          Section 9. Other Assistant Officers and Agents. The duties of such other assistant officers and agents elected or appointed by the Trustees shall be such as the Trustees may specify from time to time, but shall not conflict with any of the provisions of these bylaws.

          Section 10. Compensation. The officers shall receive such compensation for their services as may be fixed from time to time by the Trustees. Assistant officers shall receive such compensation for their services as may be fixed by the Trustees from time to time.

                 ARTICLE VI - MISCELLANEOUS

          Section 1. Notice. Whenever written notice is required to be given to any person, it shall be given to such person either personally or by sending a copy thereof through the mail or by any other means permitted by Delaware law to his address appearing on the books of the Trust or supplied by him to the Trust for the purpose of notice. If notice is sent by mail or by telegram, it shall be deemed to have been given to the person entitled thereto when deposited in the United States mail or with a telegram office for transmission to such person.

          Section 2. Waiver of Notice. Whenever any written notice is required to be given, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Except in the case of a special meeting, neither the business to be transacted nor the purpose of the meeting need be specified in the waiver of notice of such meeting. Attendance at any meeting, either in person or by proxy, shall also constitute a waiver of notice of the meeting unless attendance is for the express purpose of objecting to the transaction of any business because the meeting was not lawfully called or convened.

          Section 3. Fiscal Year. The fiscal year of this Trust shall be such as may be fixed from time to time by the Trustees.

          Section 4. Financial Report to Shareholders. The board of Trustees shall be under no duty to cause to be sent to the shareholders within 120 days after the close of its fiscal year or at any other time any financial report of the affairs of the Trust.

          Section 5. Notes, Checks, Etc. All notes, drafts, checks, or other orders for the payment of money shall be signed by such officer or officers or other person or persons as the Trustees may designate from time to time.

          Section 6. Receiving Money and Receipts. The Trustees may from time to time authorize one or more officers or other persons to receive moneys due the Trust and to endorse checks, notes, drafts, and other orders for the payment of money to this Trust for collection and deposit to the account of the Trust, and to receipt for such moneys.

          Section 7. Participation at Meetings. One or more Trustees or shareholders may participate in a meeting of the Board, of a committee of the Board, or of the shareholders by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other.

          Section 8. Reliance. Each Trustee, officer, employee and agent of the Trust shall, in the performance of his duties with respect to the Trust, be fully justified and protected with regard to any act or failure to act in reliance in good faith upon the books of account or other records of the Trust, upon an opinion of counsel or upon reports made to the Trust by any of its officers or employees or by the adviser, accountants, appraisers or other experts or consultants selected by the Trustees or officers of the Trust, regardless of whether such counsel or expert may also be a Trustee.

               ARTICLE VII - AMENDMENTS, ETC.

          Section 1. Amendments, Etc. The bylaws of this Trust may only be altered, amended, or repealed by action of the unanimous affirmative vote of all outstanding Common Shares at any annual meeting or at any special meeting duly convened and, in the case of a special meeting, after notice of the purpose to alter, amend, or repeal the bylaws.